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For further information contact:

Kerry J. Chauvin                                       Joseph "Duke" Gallagher
Chief Executive Officer                                Chief Financial Officer
(504) 872-2100                                                  (504) 872-2100
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FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 13, 1997

                        GULF ISLAND FABRICATION, INC.
                   ANNOUNCES ACQUISITION OF SOUTHPORT, INC.


      Houma,  LA  -  Gulf  Island  Fabrication,  Inc.  (NASDAQ:  GIFI) today announced that it has entered into a definitive agreement to acquire Southport, Inc., a corporation headquartered in Harvey, Louisiana
("Southport") which specializes in the fabrication of living quarters for offshore platforms. Completion of the transaction is subject to various conditions, including the satisfactory completion of due diligence by Gulf Island Fabrication, Inc. No assurance is given that the acquisition will be successfully completed.

      Gulf Island Fabrication, Inc. is headquartered in Houma, Louisiana and is a leading fabricator of offshore drilling and production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. The company offers offshore interconnect pipe hook-up, inshore marine construction, and steel warehousing and sales.